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EXHIBIT 5.1

            [LETTERHEAD OF ALLEN MATKINS LECK GAMBLE & MALLORY LLP]


August 6, 2002

Acacia Research Corporation
500 Newport Center Drive, 7th Floor
Newport Beach, CA 92660

         Re:      Acacia Research Corporation Registration Statement on Form S-4
                  --------------------------------------------------------------


Ladies and Gentlemen:

         We have acted as counsel to Acacia Research Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of the Registration Statement on Form S-4, File No. 333-87654, as such may be amended from time to time (the "Registration Statement"), of the Company, for registration under the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder (the "Securities Act"), of up to 19,629,376 shares of the Company's Acacia Research Corporation - Acacia Technologies Common Stock, par value $0.001 per share (the "AR-Acacia Technologies Stock") and 18,934,205 shares of the Company's Acacia Research Corporation - CombiMatrix Common Stock, par value $0.001 per share. (the "AR-CombiMatrix Stock" and together with the AR-Acacia Technologies Stock, the "Shares"). As set forth in the Registration Statement, the Shares are to be issued in connection with the consummation of the merger (the "Merger") of Combi Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition Company"), with and into CombiMatrix Corporation, a Delaware corporation and majority-owned subsidiary of the Company ("CombiMatrix"), pursuant to the terms and conditions of the Agreement and Plan of Reorganization, dated as of March 20, 2002 (the "Reorganization Agreement"), by and among CombiMatrix, Acquisition Company and the Company, and the recapitalization of the Company (the "Recapitalization") as described in the Registration Statement.

         This opinion is delivered in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

         For the purpose of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all


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Acacia Research Corporation
August __, 2002
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such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

         We have also assumed, for purposes of this opinion that, prior to the issuance of any of the Shares, (i) the Registration Statement will have become effective under the Securities Act, (ii) the Company will have received approval by the stockholders of the Company of each of the proposals described in the Registration Statement, (iii) CombiMatrix will have received the approval of the stockholders of CombiMatrix of the Reorganization Agreement and the transactions contemplated thereby, (iv) each of the transactions contemplated by the Reorganization Act and the Registration Statement, including the Merger and the Recapitalization will have been consummated on the terms set forth therein and
(v) the Company will have filed with the Secretary of State of the State of Delaware, in the manner prescribed by law, a restated certificate of incorporation of the Company, attached as Annex B to the Registration Statement.

         Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Reorganization Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

         We express no opinion as to the applicability or effect of any laws, orders or judgments or any state or jurisdiction other than the federal securities laws and the General Corporation Law of the State of Delaware.

         We consent to the use of our name under the caption "Legal Opinions" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                     Sincerely,


                                     /s/ Allen Matkins Leck Gamble & Mallory LLP

                                     Allen Matkins Leck Gamble & Mallory LLP


DJA